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                                    UCAR CARBON

                              SUPPLEMENTAL RETIREMENT

                                    INCOME PLAN




                     (Amended and Restated as of July 1, 1998)






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                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                                     GENERAL

            This is a supplemental retirement income plan for participants in the Retirement Plan who receive compensation in excess of the compensation which may be considered by the Retirement Plan under Code Section 401(a)(17). This Plan has been established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

            Specifically, the purpose of this Plan is to provide a retirement benefit, equal to the excess of:

            (1) the retirement benefit which would be provided by the Retirement Plan determined without regard to Code Section 415 or Code Section 401(a)(17),

            OVER

            (2) the retirement benefit actually provided by the Retirement Plan and the Equalization Benefit Plan.

            This Plan is completely separate from the Retirement Plan, the Enhanced Retirement Income Plan and the Equalization Benefit Plan, is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and is not qualified for special tax treatment under the Code.


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                                    ARTICLE I

                                   ELIGIBILITY

            SECTION 1. A Participant, or the survivor of a Participant who has not declined the coverage of a survivor's benefit, shall be eligible to participate in this Plan if such Participant (i) participates in the Retirement Plan and (ii) receives compensation in excess of the compensation which may be considered by the Retirement Plan under Code Section 401(a)(17).

                                   ARTICLE II

                                 ADMINISTRATION

            SECTION 1. (a) The Compensation Committee shall have the authority to administer this Plan. The Compensation Committee may adopt such rules as it may deem necessary for the proper administration of this Plan and its decision in all matters involving the interpretation and application of the Plan shall be final, conclusive, and binding on all parties.

            (b) The Compensation Committee may, in its sole discretion, designate any persons(s) or committee to administer this Plan. To the extent provided by the Compensation Committee, such person(s) or committee designated to administer this Plan shall have the same powers and responsibilities as the Compensation Committee.

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                                   ARTICLE III

                   AMOUNT OF SUPPLEMENTAL RETIREMENT INCOME


            SECTION 1 (a) A Participant's monthly amount of Supplemental Retirement Income shall be the excess, if any, of:

            (i) the Participant's monthly retirement benefit, computed by using the applicable benefit formula provided in Article V of the Retirement Plan and determined without regard to the limitations of Code Sections 401(a)(17) and 415,

            OVER

            (ii) the monthly amount of such Participant's retirement benefit actually payable under the Retirement Plan and the Equalization Benefit Plan.

            (b) Any benefits either payable under, or which have been satisfied through the purchase of, non-qualified annuities in connection with this Supplemental Retirement Income Plan and/or the Equalization Benefit Plan shall be deducted from the amounts payable pursuant to subparagraph (a) above.

            SECTION 2. For purposes of calculating the amount of a Participant's Supplemental Retirement Income pursuant to Section 1 of this Article III, the amount of a Participant's monthly retirement benefit under the Retirement Plan and the Equalization Benefit Plan shall be determined without any adjustment on account of (i) a survivor's benefit or (ii) an election to receive level retirement income.

            SECTION 3. If a Participant does not decline the coverage of a

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survivor's benefit, the monthly amount of Supplemental Retirement Income which such Participant would otherwise have received shall be reduced by applying the same factors used in the Retirement Plan in connection with calculating a survivor's benefit.

            SECTION 4. The monthly amount of Supplemental Retirement Income payable to the survivor of a Participant shall be calculated in the same manner that such survivor's benefit is calculated under the Retirement Plan.

                                   ARTICLE IV

                                     VESTING

            SECTION 1. A Participant shall be vested in such Participant's right to receive Supplemental Retirement Income under this Plan in the same manner and to the same extent as provided under the Retirement Plan.

                                    ARTICLE V

                                    PAYMENTS

            SECTION 1. A Participant or such Participant's survivor shall commence receiving Supplemental Retirement Income at such time as the Participant or survivor commences benefits under the Retirement Plan. Unless a Participant or survivor elects otherwise, the normal form of payment of a Participant's Supplemental Retirement Income is as follows:

                  (a) in the calendar year in which the Participant or survivor is eligible to commence benefits, the Participant or survivor shall begin to receive monthly payments.

                  (b) in or about January of the calendar year following such Participant's or survivor's eligibility to commence benefits, the Participant or survivor shall receive a lump sum payment, representing the remaining amount of

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the Participant's or survivor's Supplemental Retirement Income.

                  (c) Notwithstanding the foregoing, a Participant or survivor may elect during the calendar year in which the Participant or survivor commences benefits to forgo the lump sum payment payable in the following year and may elect to continue receiving monthly payments. Alternatively, a Participant or survivor may elect in the calendar year preceding the Participant's or survivor's commencement of benefits to forgo receiving monthly payments, in which case the Participant or survivor shall receive a lump sum in the calendar year in which the Participant or survivor is eligible to commence benefits.

                  (d) Upon a Participant's death, the Participant's survivor may cancel any existing election and may make a new one, provided (i) an election to receive a lump sum payment is made by December 31 prior to the calendar year in which such lump sum payment is to be made and (ii) an election to revoke the right to receive a lump sum payment is made by December 31 prior to the calendar year in which such lump sum was to be paid.

            SECTION 2. Unless otherwise elected, Supplemental Retirement Income payable in monthly payments under this Plan shall include the coverage of a survivor's benefit. A survivor's benefit payable from this Plan shall be paid to that person designated to receive a survivor's benefit under the Retirement Plan. Supplemental Retirement Income shall in no event be payable after the death of a Participant who has declined the coverage of a survivor's benefit.

            SECTION 3. Notwithstanding the provisions of Section 1 of this
Article V, a Participant or survivor may elect at any time immediately preceding


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commencement of benefits to receive substantially equal installments over a period of at least 2 but not more than 10 years commencing as of the January 1 of the calendar year following such election. If a Participant elects a series of payments over a period from 2 to 10 years, this election is irrevocable. This election shall be the same as that made pursuant to the Equalization Benefit Plan and the Enhanced Retirement Income Plan.

            If a Participant elects a monthly annuity as in the Retirement Plan, he or she may again elect a series of payments over a period of from 2 to 10 years when the calculation of the lump sum benefit changes. The calculation of the benefit may change: (i) because of profit sharing or awards paid in the year following the last year worked or (ii) because the interest rate used to calculate the lump sum is not available until the November after the monthly annuity benefit is recalculated.

            The lump sum payment or installment payments described above shall be calculated using (A) a discount rate for the month of October of the calendar year preceding the payment of the lump sum or installments equal to the average of the Moody's Municipal 10 year Aaa Bond Yield Averages and the Moody's Municipal Long Term Aaa Bond Yield Averages, and (B) the UP-94G Mortality Table. The Compensation Committee or its designee shall determine the procedures for such elections and the time and method of payment for payments in accordance with this Section 3. For Participants who make the election described in this
Section 3, the provisions of Sections 1 and 2 of this Article V shall not apply.

            SECTION 4. Notwithstanding anything in this Plan to the contrary,

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the Board of Directors may determine that a Participant or survivor shall not be eligible to receive a lump sum payment.

            SECTION 5. If the Board of Directors determines, after a hearing, that a Participant who is eligible to receive or is receiving Supplemental Retirement Income has engaged in any activities which, in the opinion of the Board, are detrimental to the interests of, or are in competition with the Corporation or any of its subsidiaries, such Supplemental Retirement Income shall thereupon be terminated.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 1. Unless otherwise defined in this Plan, all defined terms shall have the same meaning as set forth in the Retirement Plan.

                  (a) "Code" means the Internal Revenue Code of 1986, as amended.

                  (b) "Compensation Committee" means the Organization and Compensation Committee of the Board of Directors of the Corporation.

                  (c) "Corporation" means UCAR Carbon Company Inc.

                  (d) "Enhanced Retirement Income Plan" means the UCAR Carbon Enhanced Retirement Income Plan.

                  (e) "Equalization Benefit Plan" means the UCAR Carbon Equalization Benefit Plan.

                  (f) "Participant" means an employee of the Corporation who is

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eligible to participate in the Plan pursuant to Article I.

                  (g) "Plan" means the UCAR Carbon Supplemental Retirement Income Plan, as amended and restated as of July 1, 1998.

                  (h)  "Retirement Plan" means the UCAR Carbon Retirement
Plan.
                  (i) "Supplemental Retirement Income" as used in this Plan means the benefit payable to a Participant pursuant to Article III of this Plan.

            SECTION 2. The Corporation may amend or terminate this Plan at any time, but any such amendment or termination shall not adversely affect the rights of any Participant or survivor, of any Participant then receiving benefits under this Plan, or the vested rights of any Participant or survivor.

            SECTION 3. Except to the extent required by law, no assignment of the rights and interests of a Participant or survivor of a Participant under this Plan shall be permitted nor shall such rights be subject to attachment or other legal processes for debts.

            SECTION 4. This Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and the rights of a Participant and a survivor of a Participant shall be no greater than the right of an unsecured general creditor of the Corporation.

            SECTION 5. The Corporation may satisfy all or any part of its obligation to provide benefits under this Plan by purchasing, and distributing to a Participant or survivor of a Participant, an annuity from an insurance carrier to provide such benefits.

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            SECTION 6. Neither selection as a Participant nor participation in this Plan shall affect the Corporation's right to discharge any Participant.

                                          UCAR CARBON COMPANY INC.


                                          By:___________________________



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